CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



We hereby consent to the use in this Registration Statement on Form S-8 of our report dated February 19, 2001 except for Notes 7, 8, 9 and for which are dated May 3, 2001, and Note 2 which is dated September 4, 2001, relating to the financial statements of Nebo Products, Inc., and to the reference to our Firm under the caption "Experts" in the Prospectus.



                                                              TANNER + CO.
























Salt Lake City, Utah
January 17, 2002